STAAR Surgical Reports 33% Third Quarter Revenue Growth
Visian ICL(R) Sales Grow 52% Worldwide, 24% in U.S.

Gross Margin Increases to 57.7%

Cost Reduction Efforts Continue to Generate Results

Net Loss Reduced by 41%: Cash Usage Declines by 29%

Company Completes Clinical Data Step for Visian Toric ICL Application to FDA

MONROVIA, Calif., Oct. 28 /PRNewswire-FirstCall/ — STAAR Surgical Company (Nasdaq: STAA), a leading developer, manufacturer and marketer of minimally invasive ophthalmic products, today reported continued strong progress during its third quarter ended September 26, 2008. The financial results for the period include the operating performance of STAAR Japan, which STAAR acquired at the beginning of fiscal year 2008.

Third Quarter Highlights

Financial Highlights

•	- Despite the global economic downturn, total sales grew 33% year-over-year to a record third quarter level $18.1 million and grew 12% excluding Japan

•	- Total international sales grew 50% year-over-year

•	- U.S. sales recorded a second consecutive year-over-year increase

•	- Gross margins improved 800 basis points from the year ago period and 190 basis points from the second quarter of this year to 57.7%; excluding Japan 55.1%

•	- Operating expenses declined to 65.6% of sales from 76.2% in the third quarter of 2007

•	- Year-over-year operating loss reduced by 61% and grew 65% excluding Japan

•	- All reporting entities achieved improvement on operating income line

•	- Cash used in operations during the quarter declined 29% year-over-year

Visian ICL Highlights

•	- International Visian ICL sales grew 63% and U.S. Visian ICL sales grew by 24%

•	- Visian Toric ICL sales have increased 70% for the first nine months of 2008

•	- Market share of all refractive procedures in South Korea reaches 5%

•	- U.S. consumer media coverage continues to expand awareness with additional exposures during the quarter

•	- The third party audit of the clinical data for the Toric ICL and the compilation of the PMA Supplement has been completed

Cataract Highlights

•	- Cataract sales continue to represent over 70% of total revenues

•	- Global cataract sales increased by 28%

•	- Sequential quarterly U.S. sales trends continue to improve

•	- Seven-point plan to restore profitability to U.S. IOL business on track

STAAR Japan Highlights

•	- Sales were $2.9 million for the quarter and $9.1 million for the first nine months of the year, which is on track to meet or exceed the original goal of $12 million for the year

•	- Gross margin, profitability and cash usage are on track for the first nine months of 2008

“We continued to successfully execute on our plan to restore operating profitability and progressed substantially toward our goals during the third quarter,” said Barry G. Caldwell, President and CEO of STAAR Surgical. “Again during the third quarter we achieved significant improvement in all of the key metrics we laid out earlier this year against which investors could measure our progress. As in the second quarter, each of our sales reporting entities, including the U.S., generated year-over-year revenue increases, and we are ahead of our sales plan in Japan. Even without the contribution from Japan, which was not part of our operations last year, sales grew 12%. In the U.S., ICL sales grew 24% despite significant downward pressure on refractive procedures during the quarter, and the decline in our cataract sales was reduced to six percent.”

“We reduced operating cash burn by approximately 29% compared to the third quarter of last year and reduced U.S. operational spending by 20% as well,” added Mr. Caldwell. “During the quarter our team identified future opportunities to reduce spending and build margins within our international operations. As a result, international operating costs were down 11% compared to the second quarter of this year. In addition, we remain confident in our ability to achieve our operating expense targets in Japan. Finally, our plan is to generate overall operating income in the current fourth quarter,” Mr. Caldwell continued.

In addition, the Company earlier in the month completed all the clinical data work for the re-submission of its application with the FDA for the Visian Toric ICL, a toric implantable Collamer(R) lens designed to treat both nearsightedness and astigmatism. “We are pleased that the certified clinical trial module resulting from this effort confirmed the scientific validity and integrity of the data and the excellent clinical results of this product. Beyond that result, the comprehensive reexamination of both study data and our procedures as a sponsor of clinical studies has provided an opportunity to improve and enhance our ability to oversee clinical projects in the future,” said Mr. Caldwell. “The task required the coordination and cooperation of several departments within the Company along with the third party audit firm. These efforts were led by John Santos, our acting V.P. of Clinical Affairs, who deserves special recognition for this successful completion.”

Financial Highlights for the Third Quarter and Nine Months Ended September 26, 2008

Total product sales in the quarter were $18.1 million which is the highest level of sales for any third quarter achieved by the Company in its 26 years of operation. These sales represented a 33% increase over the $13.6 million reported for the third quarter of 2007. The increase in sales was led by strong international product sales, which grew 50% during the quarter and included $2.9 million in sales from STAAR Japan. Excluding Japan, total product sales grew 12%. Changes in currency accounted for $542,000 of the increase in sales for the quarter. Total U.S. sales for the third quarter were $4.8 million, up slightly over the same period last year. U.S. ICL sales were $1.3 million, up 24% over $1.1 million in the comparable period of 2007.

Total product sales for the first nine months of 2008 were $56.7 million, a 31% increase over the $43.5 million reported for the first nine months of 2007. The increase in sales was led by strong international product sales, which grew 48% and included $9.1 million in sales from STAAR Japan. Excluding Japan, total product sales grew 10%. The changes in currency accounted for $2.4 million of the $3.3 million increase in sales for the nine month period. Total U.S. sales for the first nine months of 2008 were $14.5 million, down four percent from $15.0 million in the same period last year. U.S. ICL sales were $3.8 million, up 24% over $3.1 million in the comparable period of 2007.

Gross profit margin for the third quarter was 57.7%, compared to 49.7% in the third quarter of 2007. Gross profit margin for the first nine months of 2008 was 52.4%, compared with 49% in the first nine months of 2007. The significant improvement in gross profit margin during the third quarter is due to increased sales of ICLs in the U.S., TICL sales internationally and cataract product sales in Japan, which yield higher average selling prices than in other countries. Each one of STAAR’s reporting sales entities increased its gross margin percentage during the third quarter of 2008 compared to the same period of 2007. Gross margin, during the first nine months of 2008, was reduced by non-cash charges recorded when the inventory acquired in the STAAR Japan acquisition was stepped up in value in accordance with purchase accounting rules. The revalued inventory was sold within the first quarter.

General and administrative expenses for the quarter were $3.5 million, representing a 21% increase over the $2.9 million incurred in the third quarter of 2007. General and administrative expenses for the first nine months of 2008 were $11.4 million, representing a19% increase over the $9.9 million incurred in the first nine months of 2007. The increase resulted from incremental G&A costs of STAAR Japan and increased costs in Europe, partially offset by decreased costs in the U.S.

Marketing and selling expenses for the third quarter were $6.5 million, representing a 13% increase over the $5.8 million incurred in the third quarter of 2007. Marketing and selling expenses for the first nine months of 2008 were $20.6 million, representing a 20% increase over the $17.2 million incurred in the first nine months of 2007. Changes in currency accounted for $187,000 and $855,000 of the increase in marketing and selling expenses for the three and nine months ended September 26, 2008, respectively. Other components of the increase in expense included incremental costs of STAAR Japan, increased marketing and selling costs to drive continued sales growth internationally, and increased salaries of the new U.S. refractive sales organization. The increase was partially offset by a decrease in U.S. marketing and selling expenses due to decreased commissions and promotional activities.

Research and development expenses were $1.9 million, which represents an eight percent increase over the $1.7 million incurred in the third quarter of 2007. Research and development expenses for the first nine months of 2008 were $6.0 million, which represents a 20% increase over the $5.0 million incurred in the first nine months of 2007. The increase is due to the incremental costs of STAAR Japan, partially offset by cost reductions in the U.S.

For the quarter ended September 26, 2008, net loss was $2.3 million or $0.08 per share, compared with $3.8 million or $0.13 for the third quarter of 2007. The net loss for the quarter includes $1.6 million in non-cash expenses. For the nine months ended September 28, 2008, the net loss was $13.7 million or $0.47 per share, compared with $11.7 million or $0.42 for the nine months ended September 26, 2007. The net loss associated with STAAR Japan for the nine months of 2008 was $6.1 million, largely resulting from non-cash purchase accounting charges recorded during the first quarter. Excluding Japan, the net loss for the nine months was $7.6 million, or $0.26 per share, a 38% improvement over 2007. Non-cash expenses for the first nine months of 2008 were $8.2 million.

At September 26, 2008, cash and cash equivalents were $6.7 million, compared to $8.9 million at June 27, 2008. During the quarter the Company used $1.1 million of cash for operating activities compared with $3.4 million in the first quarter of 2008, $2.8 million in the second quarter of 2008 and $1.5 million in third quarter of 2007. Cash used in operating activities for the nine months ended September 26, 2008 was $7.2 million compared with the $8.5 million reported for the nine months ended September 28, 2007. Excluding Japan, for the nine months, cash used in operating activities has declined 50% from the amount used during the first nine months of 2007. STAAR Japan generated $31,000 in cash from operating activities in third quarter of 2008 and used $2.9 million in the first nine months of 2008. “We’ve carefully watched our spending and cash position and continue to have no plans to return to the market to raise additional capital to fund our current operations,” stated Mr. Caldwell.

Conference Call

The Company will host a conference call and webcast on Tuesday, October 28, 2008 at 5:00 p.m. Eastern Time to discuss the Company’s third quarter and current corporate developments. The dial-in number for the conference call is 800-240-5318 for domestic participants and 303-262-2054 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will be available for seven days. This replay can be accessed by dialing 800-405-2236 for domestic callers and 303-590-3000 for international callers, both using passcode 11120703#. To access the live webcast of the call, go to STAAR Surgical’s website at http://www.staar.com. An archived webcast will also be available at http://www.staar.com.

About STAAR Surgical

STAAR Surgical is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons and include the Visian ICL, a tiny, flexible lens implanted to correct refractive errors, as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. Manufactured in Switzerland by STAAR, the ICL is approved by the FDA for use in treating myopia, has received CE Marking and is sold in more than 40 countries. Collamer(R) is the brand name for STAAR’s proprietary collagen copolymer lens material. More information is available at http://www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of earnings, revenue, sales, cash or other financial items, any statements of the plans, strategies, and objectives of management for future operations or prospects for achieving such plans, strategies or objectives, prospects for achieving FDA approval of the Toric ICL, any statements regarding expectations for success of the ICL, TICL or other products in the U.S. or international markets, prospects for returning U.S. cataract product line to profitability, any statements regarding future performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing, the effect a prolonged global recession may have on sales of products, especially products such as ICL used in non- reimbursed elective procedures, the challenge of fully integrating STAAR Japan into our business and managing our other foreign subsidiaries, the need to realize product development goals to improve profitability of our U.S. IOL product line, our ability to address FDA concerns over the clinical study for the Toric ICL and to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance, the willingness of surgeons and patients to adopt a new product and procedure, the effect of a possible U.S. recession on elective procedures such as refractive surgery, and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Use of Non-GAAP information

This news release presents selected items from the Company’s Condensed Consolidated Statements of Operations and Condensed Consolidated Statements of Cash Flows as reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and also on a non-GAAP basis after excluding data reported by STAAR Japan.

The Company completed the acquisition of the remaining interests in STAAR Japan on December 29, 2007, the first day of its 2008 fiscal year. Prior to the acquisition, the Company reported its 50% ownership interest in STAAR Japan as an equity investment and did not incorporate STAAR Japan’s financial data in the Company’s financial statements. As a result, the Company’s financial results in 2008 have been significantly affected by both non- recurring charges resulting from the accounting treatment of the transaction and by the consolidation of the results of STAAR Japan from the first quarter of 2008 forward. STAAR’s management believes that it is important for investors to be able to identify the trends in its core business, including expense reduction, revenue enhancement and gross profit improvement, and that these trends can be discerned only by a comparison of 2007 financial data with non-GAAP 2008 data that excludes the newly added results from STAAR Japan. Since acquisition of the remaining interests in STAAR Japan, the Company’s management has used this non-GAAP information internally to measure its progress compared to 2007 in achieving positive cash flow and returning to profitability. The Company’s management currently believes that this information will enhance investors’ overall understanding of its core performance when financial statements include comparisons to periods preceding the STAAR Japan acquisition. Going forward, the Company must achieve positive cash flow and profitability as a consolidated enterprise with STAAR Japan, and accordingly the Company cautions investors to consider both the GAAP financial statements as well as the non-GAAP financial information.

(Tables to Follow)

STAAR Surgical Company
Condensed Consolidated Statements of Income
(In 000’s except for per share data)
Unaudited

Three Months Ended Nine Months Ended
September September September September
26, 28, 26, 28,
2008 2007 2008 2007

Net sales $18,112 $13,629 $56,737 $43,478

Cost of sales 7,654 6,859 26,990 22,176

Gross profit 10,458 6,770 29,747 21,302

General and administrative: 3,480 2,868 11,441 9,581
Marketing and selling 6,514 5,775 20,627 17,223
Research and development 1,890 1,743 5,965 4,987
Loss on settlement of pre-existing
distribution arrangement — — 3,850 -

Total selling, general and
administrative expenses: 11,884 10,386 41,883 31,791

Operating loss (1,426) (3,616) (12,136) (10,489)

Other expense, net (585) (409) (706) (880)

Loss before provision (benefit) for
income taxes (2,011) (4,025) (12,842) (11,369)

Income tax provision (benefit) 239 (195) 893 339

Net loss $(2,250) $(3,830) $(13,735) $(11,708)

Basic and diluted loss per share $(0.08) $(0.13) $(0.47) $(0.42)

Weighted average shares outstanding 29,490 29,374 29,489 27,993

STAAR Surgical Company
Global Sales
(in 000’s)
Unaudited

Three Months Ended            Nine Months Ended

September September            September September
26, 28, 26, 28,
Geographic Sales 2008 2007 % Change 2008 2007 % Change
United States $4,746 $4,739 0.1% $14,468 $14,991 -3.5%
Germany 5,844 5,742 1.8% 19,260 17,471 10.2%
Japan 3,127 103 2935.9% 9,608 282 3307.1%
Korea 1,137 262 334.0% 2,777 1,791 55.1%
Other 3,258 2,783 17.1% 10,624 8,943 18.8%
Total Sales $18,112 $13,629 32.9% $56,737 $43,478 30.5%

Product Sales
Cataract
IOLs $7,640 $5,379 42.0% $24,376 $17,564 38.8%
Other Cataract 5,273 4,721 11.7% 16,894 14,392 17.4%
Total Cataract 12,913 10,100 27.9% 41,270 31,956 29.1%

Refractive
ICL/TICL 4,996 3,290 51.9% 14,680 10,728 36.8%
Other Refractive 89 106 -16.0% 314 331 -5.1%
Total Refractive 5,085 3,396 49.7% 14,994 11,059 35.6%

Glaucoma 114 133 -14.3% 473 463 2.2%
Total Sales $18,112 $13,629 32.9% $56,737 $43,478 30.5%

STAAR Surgical Company
Condensed Consolidated Balance Sheet
(in 000’s)
Unaudited

September December
26, 28,
2008 2007

Cash and cash equivalents $6,697 $10,895
Short-term investments — restricted — 150
Accounts receivable trade, net 10,076 6,898
Inventories 15,821 12,741
Prepaids, deposits, and other current
assets 1,962 1,610
Total current assets 34,556 32,294
Property, plant, and equipment, net 5,921 5,772
Intangible assets, net 6,383 3,959
Goodwill, net 7,773 7,534
Advance payment for acquisition of
Canon Staar — 4,000
Other assets 1,028 620
Total assets $55,661 $54,179

Accounts payable $6,363 $4,823
Deferred income taxes — current 105 102
Obligations under capital leases -
current 896 822
Line of credit 1,880 -
Other current liabilities 6,932 5,541
Total current liabilities 16,176 11,288
Notes payable — long-term, net of
discount 4,346 4,166
Obligations under capital leases -
long-term 1,184 1,311
Deferred income taxes — long-term 690 570
Other long-term liabilities 1,715 619
Total liabilities 24,111 17,954

Series A redeemable convertible
preferred stock 6,764 -

Stockholders’ equity — net 24,786 36,225
Total liabilities, convertible
preferred stock and equity $55,661 $54,179

STAAR Surgical Company
Condensed Consolidated Statements of Cash Flows
(in 000’s)
Unaudited
Nine Months Ended
September 26, September 28,
2008 2007
Cash flows from operating activities:
Net loss $(13,735) $(11,708)
Adjustments to reconcile net loss
to net cash used in operating
activities:
Depreciation of property, plant
and equipment 2,055 1,463
Amortization of intangibles 624 361
Amortization of discount 180 17
Loss on extinguishment of notes
payable — 233
Fair value adjustment of warrant 60 (148)
Loss on disposal of property and
equipment 89 150
Equity in operations of joint
venture — 280
Deferred income tax (18) -

Stock-based compensation expense 1,195 1,074

Loss on settlement of pre-

existing distribution

arrangement 3,850 -

Change in pension accounting 302 -

Other (178) 107

Changes in working capital, net of

effects from purchase of Canon

Staar:

Accounts receivable (2,482) 630

Inventories 1,613 (242)

Prepaids, deposits and other

current assets 434 (677)

Accounts payable (1,892) (636)

Other current liabilities 666 583

Net cash used in operating

activities (7,237) (8,513)

Cash flows from investing activities:

Cash acquired in acquisition of

Canon Staar, net of acquisition

costs 2,215 -

Acquisition of property, plant

and equipment (802) (368)

Proceeds from sale of property,

plant and equipment 100 12

Dividend received from joint

venture — 117

Net change in other assets 149 6

Net cash provided by (used

in) investing activities 1,662 (233)

Cash flows from financing activities:

Proceeds from notes payable — 4,000

Repayments of notes payable — (4,000)

Borrowings under lines of credit 3,760 1,812

Repayments of lines of credit (1,880) (3,610)

Repayment of capital lease lines

of credit (762) (444)

Net proceeds from the public sale

of equity securities — 16,613

Proceeds from the exercise of

stock options 40 584

Net cash provided by

financing activities 1,158 14,955

Effect of exchange rate changes on

cash and cash equivalents 219 229

(Decrease) increase in cash and cash

equivalents (4,198) 6,438

Cash and cash equivalents, at

beginning of the period 10,895 7,758

Cash and cash equivalents, at end of

the period $6,697 $14,196

STAAR Surgical Company

GAAP Reconciliation Table

26-Sep-08

Q3 2008

Statement of Operations            As Reported            Japan            Ex-Japan

Sales $18,112 $2,910 $15,202

Cost of Sales 7,654 830 6,824

Gross Profit 10,458 2,080 8,378

Gross Profit Margin 57.7% 71.5% 55.1%

General and Administrative 3,480 930 2,550

Marketing and Selling 6,514 811 5,703

Research and Development 1,890 490 1,400

Loss on Settlement of Preexisting

Distribution Arrangement — — -

Total Selling, General, and

Administrative 11,884 2,231 9,653

Operating Loss (1,426) (151) (1,275)

Other Income (Expense) (585) (4) (581)

Loss Before Income Taxes (2,011) (155) (1,856)

Income Taxes 239 10 229

Net Loss $(2,250) $(165) $(2,085)

Loss Per Share $(0.08) $(0.01) $(0.07)

2008 vs. 2007

Q3 As Reported            Ex-Japan

Statement of Operations 2007 $ % $ %

Change Change Change Change

Sales $13,629 $4,483 33% $1,573 12%

Cost of Sales 6,859 795 12% (35) -1%

Gross Profit 6,770 3,688 54% 1,608 24%

Gross Profit Margin 49.7% 8.1% 16% 5.4% 11%

General and Administrative 2,868 612 21% (318) -11%

Marketing and Selling 5,775 739 13% (72) -1%

Research and Development 1,743 147 8% (343) -20%

Loss on Settlement of Preexisting

Distribution Arrangement — — — — -

Total Selling, General, and

Administrative 10,386 1,498 14% (733) -7%

Operating Loss (3,616) 2,190 -61% 2,341 -65%

Other Income (Expense) (409) (176) 43% (172) 42%

Loss Before Income Taxes (4,025) 2,014 -50% 2,169 -54%

Income Taxes (195) 434 -223% 424 -217%

Net Loss $(3,830) $1,580 -41% $1,745 -46%

Loss Per Share $(0.13) $0.05 -41% $0.06 -46%

9 Months 2008

Statement of Operations            As Reported            Japan            Ex-Japan

Sales $56,737 $9,053 $47,684

Cost of Sales 26,990 4,267 22,723

Gross Profit 29,747 4,786 24,961

Gross Profit Margin 52.4% 52.9% 52.3%

General and Administrative 11,441 2,599 8,842

Marketing and Selling 20,627 2,933 17,694

Research and Development 5,965 1,527 4,438

Loss on Settlement of Preexisting

Distribution Arrangement 3,850 3,850 -

Total Selling, General, and

Administrative 41,883 10,909 30,974

Operating Loss (12,136) (6,123) (6,013)

Other Income (Expense) (706) (24) (682)

Loss Before Income Taxes (12,842) (6,147) (6,695)

Income Taxes 893 — 893

Net Loss $(13,735) $(6,147) $(7,588)

Loss Per Share $(0.47) $(0.21) $(0.26)

2008 vs. 2007

9 Months            As Reported Ex-Japan

Statement of Operations 2007 $ % $ %

Change Change Change Change

Sales $43,478 $13,259 30% $4,206 10%

Cost of Sales 22,176 4,814 22% 547 2%

Gross Profit 21,302 8,445 40% 3,659 17%

Gross Profit Margin 49.0% 3.4% 7% 3.4% 7%

General and Administrative 9,581 1,860 19% (739) -8%

Marketing and Selling 17,223 3,404 20% 471 3%

Research and Development 4,987 978 20% (549) -11%

Loss on Settlement of Preexisting

Distribution Arrangement — 3,850 — — -

Total Selling, General, and

Administrative 31,791 10,092 32% (817) -3%

Operating Loss (10,489) (1,647) 16% 4,476 -43%

Other Income (Expense) (880) 174 -20% 198 -23%

Loss Before Income Taxes (11,369) (1,473) 13% 4,674 -41%

Income Taxes 339 554 163% 554 163%

Net Loss $(11,708) $(2,027) 17% $4,120 -35%

Loss Per Share $(0.42) $(0.05) 11% $0.16 -38%

9 Months 2008

Cash Flow            As Reported            Japan            Ex-Japan

Cash Used in Operating Activities (7,237) (2,942) (4,295)

Cash Provided by (Used in) Investing

Activities 1,662 2,802 (1,140)

Cash Provided by (Used in) Financing

Activities 1,158 1,817 (659)

Effect of Exchange on Cash 219 192 27

Increase (Decrease) in Cash (4,198) 1,869 (6,067)

2008 vs. 2007

9 Months As Reported            Ex-Japan

Cash Flow 2007 $ % $ %

Change Change Change Change

Cash Used in Operating Activities (8,513) 1,276 -15% 4,218 -50%

Cash Provided by (Used in)

Investing Activities (233) 1,895 -813% (907) 389%

Cash Provided by (Used in)

Financing Activities 14,955 (13,797) -92% (15,614) -104%

Effect of Exchange on Cash 229 (10) -4% (202) -88%

Increase (Decrease) in Cash 6,438 (10,636) -165% (12,505) -194%

CONTACT: Investors            Media

EVC Group            EVC Group

Douglas Sherk, 415-896-6820 Christopher Gale 646-201-5431

Dahlia Bailey, 415-896-5860

SOURCE STAAR Surgical Company

-0- 10/28/2008

/CONTACT: Investors, Douglas Sherk, +1-415-896-6820, or Dahlia Bailey,

+1-415-896-5860, or Media, Christopher Gale, +1-646-201-5431, all of EVC
Group, for STAAR Surgical Company/

/Web site: http://www.staar.com /

(STAA)

CO: STAAR Surgical Company
ST: California
IN: HEA MTC
SU: ERN ERP CCA

CB-AE
— AQTU574A —
7124 10/28/2008 16:18 EDT http://www.prnewswire.com